================================================================================
                                                                  EXECUTION COPY












                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                      WILMA 96 VERMOGENSVERWALTUNGS GMBH

                                    AND THE

                       SHAREHOLDERS OF CSD SOFTWARE GMBH

                                  DATED AS OF

                               JANUARY 28, 1997










================================================================================

                               TABLE OF CONTENTS

1.   Recitals.........................................................................................     3

2.   Sale and Purchase................................................................................     4

3.   Assignment and Individual Sellers' Representations...............................................     7

4.   Representations and Warranties...................................................................     8

5.   General Provisions Concerning Representations and Warranties.....................................    23

6.   Indemnification..................................................................................    23

7.   Representations and Warranties of Acquirer.......................................................    28

8.   Complete Performance, Period after Closing.......................................................    30

9.   Best Efforts to Obtain Satisfaction of Conditions................................................    31

10.  Fulfilled Conditions to Obligations of the Acquirer..............................................    31

11.  Fulfilled Conditions to Obligations of the Sellers...............................................    33

12.  Dispute Resolution...............................................................................    34

13.  Confidentiality..................................................................................    36

14.  Non-Competition..................................................................................    37

15.  Miscellaneous....................................................................................    38

PURCHASE AGREEMENT
--------------------------------------------------------------------------------

Document Register No.
---------------------



On this day, this twenty-eighth day of January, nineteen hundred ninety-seven

                                                            - 28 January, 1997 -


appeared before me,


                                Dr. Dieter Mayer


Notary in Munich


in my office at 80333 Munich, Pacellistrasse 14:

1.1  Hans Till Freiherr von Ruxleben,
     geb. am 23.07.1958,
     Meckenrosenstrasse 5, 82031 Grunwald,,
     nach Angabe im gesetzlichen Guterstand lebend,
     - hereinafter: "Mr. von Ruxleben"

     (a)  acting on his one name

     (b)  acting on behalf of
          Herrn Reinhold Weber,
          geb. am 03.05.1951,
          Muffatstrasse 13, 82031 Gruwald,
          nach Angabe im gesetzlichen Guterstand verheiratet,
          - hereinafter: "Mr. Weber" -;

     (c)  acting on behalf of
          Herrn Prof. Jochen Tschunke,
          geb. am 24.02.1945,
          Rehbergstr. 6, 81479 Munchen,
          nach Angabe im Guterstand der Gutertrennung verheiratet, hereinafter: "Prof. Tschunke" -,

PURCHASE AGREEMENT                                                   PAGE 2

     on the basis of written powers of attorney the originals of which are attached to this deed as exhibit 1;

1.2 Liliane Freifrau von Ruxleben, geborene Aussum, geb. am 15.10.1964,
     Heckenrosenstrasse 5, 82031 Gruwald,
     nach Angabe im gesetzlichen Guterstand verheiratet,
     - hereinafter: "Mrs. von Ruxleben" -;

1.3  Herr Eugen Heiter,
     geb am 01.08.1952,
     Gautinger Strasse 29, 82131 Stockdorf,
     nach Angabe im Guterstand der Gutertrennung verheiratet,
     - hereinafter: "Mr. Heiter" -

     acting in his own name and on behalf of his wife

     Frau Iska Heiter, geborene Lauffs,
     geb. am 10.06.1955,
     Gautinger Strasse 29, 82131 Stockdorf,
     - hereinafter: "Mrs. Heiter" -,

     on the basis of an written power of attorney the original of which is attached to this deed as exhibit 2;

1.4  Herr Harald Moller,
     geb. am 28.04.1971,
     Prebburger Strasse 33, 81377 Munchen,
     nach Angabe ledig,
     - hereinafter: "Mr. Moller" -;

     Messrs. Freiherr von Ruxleben, Heiter, Moller, Weber, Prof. Tschunke and Mmes. Heiter and von Ruxleben hereinafter collectively referred to as

                                 "the Sellers".

     Mr. von Ruxleben and Mr. Heiter are also acting on behalf of csd Software GmbH
                     - hereinafter referred to as "csd" -,

     having its registered corporate seat in Munich, HR B 84771, in their capacity as managing directors of this company.

2.1  Mr. Christopher Hugget,
     business man,
     No 1 The old vicarage, Kingston Road, Teddington,
     Middlesex, TW 119HX, Great Britain,

PURCHASE AGREEMENT                                                   PAGE 3


     not acting in his own name but acting on behalf of

     (d) Wilma 96 Vermogensverwaltungs GmbH

          having its seat in Munich, HR B 115 104, in his capacity as Managing director of this company.

          The notary hereby confirms that a shareholders resolution dated on 24th January 1997 appointing Mr. Hugget as managing director with a sole power of representation of Wilma 96 Vermogensverwaltungs GmbH has been passed

          - hereinafter: "Acquirer" -;

     (e)  ON Technology Corporation,
          One Cambridge Center
          Cambridge, MA 02142
          a Delaware Corporation

          on the basis of a written power of attorney
          - a copy is attached to this deed as exhibit 3 -;
          with the obligation to deliver the original immediately.

Sellers and Acquirer hereinafter collectively referred to as

                                 "the Parties".

The persons appeared before me identified themselves by presenting their official identity cards.

According to their request I record their statements as follows:

PURCHASE AGREEMENT                                                   PAGE 4


1.   RECITALS

1.1 Sellers are the sole shareholders of csd Software GmbH (hereinafter referred to as "csd"), having its registered corporate seat in Germany, registered in the Commercial Register of the Local Court, Munich, HRB 84771. The nominal share capital of csd amounts to DM 50,000 and is divided into the following shares, which are held as follows:

     Shareholder                    Nominal Value in DM
     -----------                    -------------------

     Mr. Heiter                     one share of
                                    DM 10,000

     Mrs. Heiter                    one share of
                                    DM 10,000

     Mr. von Ruxleben               one share of
                                    DM 4,500

     Mrs. von Ruxleben              one share of
                                    DM 10,000

     Mr. Moller (not married)       one share of
                                    DM 5,500
                                    and one share
                                    of DM 4,500

     Mr. Weber                      one share of
                                    DM 500

     Prof. Tschunke                 one share of
     (living under marital property DM 5,000
     regime of separation of goods)

     __________________________________________________________

     Aggregate nominal amount
     Sellers' Shares                DM 50,000
     (hereinafter collectively
     referred to as the "Shares")
     __________________________________________________________

PURCHASE AGREEMENT                                                   PAGE 5

2.   SALE AND PURCHASE

2.1 Sellers hereby agree to sell and Acquirer hereby agrees to purchase as of the date hereof (the "Closing Date") all of the Shares including the profit entitlement for the current business year.

2.2 The purchase price for the sale and transfer of the Shares pursuant to Subsec. 2.1 shall be the total amount of Twenty-Two Million Four Hundred Eighty-One Thousand Two Hundred Fifty-Six Deutschemarks (DM22,481,256) which amount is the sum of the Cash Payment and the Aggregate Share Consideration (subject to adjustment in accordance with Sec. 2.6) (hereinafter: the "Purchase Price").

2.3 On the Closing Date, the Acquirer shall deliver, as payment of the Purchase Price, the following:

     (a) to the Sellers the amount of Eight Million One Hundred Seventy-Five Thousand Deutschemarks (DM 8,175,000) (the "Cash Payment") by wire transfer free of charges to the respective accounts designated by the Sellers and in the respective amounts set forth opposite such Sellers' names on Schedule 2.3.1 attached hereto. Payment of the Cash Payment
                   --------------
          shall be effected only if and when it is fully and unconditionally credited, free of charges, to the accounts specified on Schedule
                                                                  --------
          2.3.1.  The parties agree and acknowledge that a payment of U.S.
          -----
          $5,000,000 will be accepted as complete fulfillment of the Cash Payment obligation.

     (b) to the Sellers or their attorneys, certificates representing that number of ON Shares equal to the Stock Payment (as defined below), to be allocated among the Sellers in the proportions set forth opposite such Sellers' names on Schedule 2.3.2 attached hereto;
                                 --------------

     (c) to Epstein Becker & Green, P.C. and Ropes & Gray, as escrow agents (the "Escrow Agents"), (i) certificates representing that number of ON Shares equal to the Escrowed Shares, to be held in the Escrow Account (as defined in the Escrow Agreement) and distributed pursuant to Sec. 6 of this Agreement and the terms of the Escrow Agreement attached hereto as Exhibit I (the "Escrow Agreement") and (ii) certificates
                    ---------
          representing that number of ON Shares equal to the Reserved Shares
          (as defined below) to be held in the Reserve Account (as defined below) and distributed pursuant to Sec. 2.6 of this Agreement and the terms of the Escrow Agreement.

PURCHASE AGREEMENT                                                        PAGE 6

2.4  For purposes of this Sec. 2, the following definitions shall apply:

     (a)  "Aggregate Share Consideration" shall mean Fourteen Million Three
          Hundred and Six Thousand Two Hundred Fifty-Six Deutschemarks (DM
          14,306,256).

     (b)  "Escrow Proportion", with respect to each Seller, means a fraction the numerator of which is that number of ON Shares allocable to such
          Seller pursuant to Schedule 2.4.2 and the denominator of which is 263,158.
                             --------------


     (c) "ON Shares" shall mean the common stock, $.01 par value per share, of ON Technology Corporation, a Delaware corporation.

     (d) "ON Share Price" shall mean DM 10.87275 (corresponding to U.S. $6.65) per share.

     (e)  "Escrowed Shares" shall mean 263,158 ON Shares.

     (f)  "Reserved Shares" shall mean 78,514 ON Shares.

     (g) "Stock Payment" shall mean that number of ON Shares calculated by subtracting from the Total Purchase Shares (i) the Escrowed Shares and
          (ii) the Reserved Shares.

     (h) "Total Purchase Shares" shall mean that number of ON Shares calculated by dividing (i) Aggregate Share Consideration by (ii) the ON Share
          Price.

2.5  The Cash Payment shall be due and payable on the Closing Date.  Payment shall be timely only if it is credited, as specified in Subsec. 2.3.1, to the client trust account of Ropes & Gray for the joint benefit of the
     Sellers, such account being identified on Schedule 2.5 attached hereto.
                                               ------------

2.6  The Reserve Account shall be established and administered as follows:

     (a) Within sixty (60) days after the Closing Date, ON, at its cost and expense, shall cause the Auditors to prepare and deliver to Sellers an audited balance sheet of csd as of the Closing Date (the "Final
          Closing Date Balance

PURCHASE AGREEMENT                                                   PAGE 7

          Sheet") prepared in accordance with German GAAP (as defined below) consistent with the preparation of the Current Financial Statements (as defined below).

     (b) If stockholders' equity as shown on the Final Closing Date Balance Sheet is less than zero, then:

          (a)  if the amount of such deficit is greater than DM 853,663, then
               (i) Sellers shall, each in the proportion set forth opposite such Seller's name on Schedule 2.3.2 attached hereto, reconvey to
                                --------------
               Acquirer certificates representing that number of ON Shares calculated by dividing (x) the amount of such difference by (y) DM 10.87275 and (ii) the Escrow Agents shall release from the Reserve Account the Reserved Shares and deliver such shares to Acquirer; or

          (b) if the amount of such deficit is equal to DM 853,663, then the Escrow Agents shall release from the Reserve Account the Reserved Shares and deliver such shares to Acquirer; or

          (c) if the amount of such deficit is less than DM 853,663, then (i) the Escrow Agents shall release from the Reserve Account certificates representing that number of ON Shares calculated by dividing (x) the amount of such difference by (y) DM 10.87275, and the Escrow Agents shall deliver to each Seller that Seller's Escrow Proportion (if any) of such released Reserved Shares and
               (ii) the Escrow Agents shall release from the Reserve Account the remaining Reserved Shares and shall deliver such Reserved Shares to Acquirer.

For purposes of the above definitions, any fractional shares shall be rounded to the nearest whole share.

3.   ASSIGNMENT AND INDIVIDUAL SELLERS' REPRESENTATIONS

     3.1 Subject to and upon the terms and conditions of this Agreement, each Seller herewith assigns to this accepting Acquirer, with effect as of the Closing Date, all of his or her respective shares in csd, such assignment being made subject to the condition precedent (aufschiebende Bedingung) that the Purchase Price has been fully paid in accordance with Sec. 2.

PURCHASE AGREEMENT                                                   PAGE 8

     3.2 Each Seller severally represents and warrants that the following representations and warranties are true and complete:

          3.2.1 Such Seller has good and marketable title to the Shares which are to be transferred to the Acquirer by such Seller pursuant hereto. Such Shares are free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Such Seller has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Acquirer the Shares to be sold by such Seller hereunder and, upon consummation of the purchase contemplated hereby, the Acquirer will acquire from such Seller good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever, exclusive of any liens, charges, encumbrances and adverse claims or rights that may arise solely upon the Acquirer's acquisition of such Shares.

          3.2.2 Such Seller is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution and delivery of this Agreement by such Seller or the transfer, conveyance and sale of the Shares sold by such Seller pursuant to the terms hereof.

4.   REPRESENTATIONS AND WARRANTIES

     The Sellers, jointly and severally, hereby represent and warrant that the following representations and warranties are true and complete.

4.1  Corporate status

     The corporate status of csd is correctly reflected in Sec. 1 and in

     Schedule 4.1.  The attached excerpts from the commercial register (Schedule
     ------------                                                       --------
     4.1) reflect the status of csd correctly.
     ---

     All shares of csd are fully paid up. No repayments of capital have been made.

PURCHASE AGREEMENT                                                   PAGE 9

     csd is a corporation duly organized and validly existing under German law.

     csd has no subsidiaries and does not own any securities issued by any other business organization or governmental authority. csd does not own or have any direct or indirect interest in or control of any corporation, partnership, joint venture or entity of any kind.

4.2  Authority to dispose of shares

     Each Seller owns the shares sold by such Seller free of any encumbrance or rights of third parties in its own name and on its own account and has the full authority to enter into and to perform this Agreement and has, except as provided in this Agreement, obtained all authorizations to enter into this Agreement.

4.3  Financial statements and related matters

     (a)  Attached hereto as Schedule 4.3.1 are (i) the unaudited balance sheet
                             --------------
          of csd as of December 31, 1995 (the "1995 Balance Sheet") and the related statements of income, shareholders' equity, retained earnings and changes in financial condition of csd for the fiscal year then ended, together with the notes thereto (collectively, the "1995 Financial Statements"), and (ii) the draft balance sheet of csd as of December 31, 1996 (the "Current Balance Sheet") and the related statements of income, shareholders' equity, retained earnings and changes in financial condition of csd for the twelve-month period then ended (collectively, the "Current Financial Statements"). The 1995 Financial Statements and the Current Financial Statements are herein collectively referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with accounting principles generally applicable in Germany ("German GAAP") applied on a consistent basis throughout the period covered thereby (except that the 1995 Financial Statements do not contain all footnotes and related information required by German GAAP) and without change as in the preceding fiscal year of csd, except as specified otherwise in the Financial Statements and are accompanied by a certificate of the Management of csd to the effect that the Financial Statements were prepared in accordance with German GAAP, subject to the absence of footnotes and other related information required by German GAAP. The Financial Statements give within the framework of German GAAP a true and fair view as required by German GAAP as of their respective dates, of the financial condition, retained earnings, assets and liabilities of csd and the results of operations of csd's business for the periods indicated. The Current

PURCHASE AGREEMENT                                                   PAGE 10

          Balance Sheet and the accounting principles applied thereto may not be changed for purposes of this Agreement.

          (b)  Schedule 4.3.2 attached hereto sets forth a true, correct and
               --------------
               complete list of the accounts and notes receivable of csd (the "Accounts Receivable"), including the aging thereof as of a date not more than five (5) days prior to the date hereof. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business and 90% of such Accounts Receivable are collectible in the face value thereof within 90 days after the date of invoice (except for the Accounts Receivable due from Siemens Nixdorf Informationsysteme AG, which is collectible in the face value thereof within 150 days after the date of invoice), using normal collection procedures, net of the reserve for doubtful accounts set forth thereon, which reserve is adequate and was calculated in accordance with German GAAP consistently applied. All Accounts Receivable are valid, legal and binding, subject to no set-offs, returns or counterclaims.

          (c) The general ledgers and books of account of csd, all tax returns filed by csd, and all other books and records of csd are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

          (d)  Schedule 4.3.4 attached hereto sets forth all prepayments and
               --------------
               deposits, which have been received by csd as of the date of the respective balance

PURCHASE AGREEMENT                                                   PAGE 11


               sheets, from customers for products to be shipped, or services to be performed, after the Closing Date.

          (e) There are no liabilities of csd as of the date of the respective balance sheets which are required to be shown in the Financial Statements by German GAAP and which are not shown in the Financial Statements.

4.4  Pension liabilities

     csd has no pension liabilities.

4.5  Personnel

     csd do not employ any employees except those listed in Schedule 4.5
                                                            ------------
     attached hereto.

     The employment conditions listed in Schedule 4.5 attached hereto give a
                                         ------------
     true and fair view of the employment conditions of csd including the service agreement conditions of the managing directors.

     There have been no increases or other changes of such conditions since the date of the Current Balance Sheet except (i) as a result of the relevant collective bargaining agreement or usual salary review for people not covered by a collective bargaining agreement and (ii) as listed in Schedule
                                                                        --------
     4.5 attached hereto.
     ---

4.6  Material agreements

     Schedule 4.6 attached hereto contains a true, complete and correct list and
     ------------
     description of the following contracts and agreements, whether written or oral (collectively, the "Contracts") which will continue after the Closing
     Date: (i) all loan agreements, indentures, mortgages and guaranties to which csd is a party or by which csd is bound; (ii) all pledges, conditional sale or title retention agreements, security agreements (including but not limited to maintenance agreements), equipment obligations, personal property leases and lease purchase agreements to which csd is a party or by which csd or its property is bound; (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which csd is a party or by which csd or its property is bound which either involve payments or receipts

PURCHASE AGREEMENT                                                   PAGE 12


     by csd of more than U.S. $25,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto, or may materially adversely effect the condition (financial or otherwise) or the properties, assets, business or prospects of csd; (iv) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which csd is a party; (v) all agency, distributor, sales representative, franchise, partner or similar agreements to which csd is a party; (vi) all contracts, agreements or other understandings or arrangements between csd and any of the Sellers or their affiliates; (vii) all material leases or personal property, whether operating, capital or otherwise, under which csd is lessor or lessee; (viii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous); (ix) all leases of real property, identifying separately each ground lease, to which csd is a party (collectively, the "Real Property Leases") and (x) any other material agreements or contracts entered into by csd.

     Except as set forth on Schedule 4.6:  (i)  each such Contract is a valid
                            ------------
     and binding agreement of csd, enforceable against csd in accordance with its terms, and the Sellers do not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto; (ii) csd has fulfilled all obligations required pursuant to the Contracts to have been performed by csd on its part prior to the date hereof, and the Sellers have no reason to believe that csd will not be able to fulfill all of its obligations under the Contracts which remain to be performed within 90 days after the date such performance is required; (iii) csd is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a breach or default; (iv) to the best knowledge of the Sellers, there is no existing breach or default by any other party to any Contract; (v) no Contract is likely to result in a material financial loss to csd; and (vi) none of the Contracts contain a provision requiring the consent of any other party thereto, or giving rise to a right to terminate the Contract, in the event of a change of control of csd. True, correct and complete copies of all Contracts have previously been delivered to the Acquirer by the Sellers. True, correct and complete copies of all Real Property Leases and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Sellers or csd to the Acquirer. To the best knowledge of the Sellers, the Real Property Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms. The Real Property Leases have not been modified or amended since the date of delivery to the Acquirer. To the best knowledge of the Sellers, no party to any Real Property Lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. There has not occurred

PURCHASE AGREEMENT                                                   PAGE 13

     any event which would constitute a breach of or default in the performance by csd of any covenant, agreement or condition contained in any Real Property Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or default.

4.7  Administrative approvals, licenses

     (a) csd has obtained all material administrative approvals and licenses which are required for the operation of its business as presently conducted, including, without limitation, all administrative approvals and licenses that may be required pursuant to applicable Environmental Laws for the occupation of the real property subject to the Real Property Leases (as hereinafter defined) and the operation of csd's business ("Administrative Approvals and Licenses"). Schedule 4.7
                                                               ------------
          attached hereto sets forth a true, correct and complete list of such Administrative Approvals and Licenses.

     (b) The business of csd as presently conducted is materially in compliance with all applicable legal and administrative provisions including, without limitation, all applicable laws relating to public health and safety, worker health and safety and pollution and protection of the environment ("Environmental Laws").

     (c)  Except as set forth on Schedule 4.7, csd has not had notice or
                                 ------------
          communication from any governmental authority since January 1, 1994 of any violation or noncompliance with such legal or administrative provisions, and to the best knowledge of the Sellers, there are no outstanding notices of any such violation or noncompliance which have not been cured.

4.8  Litigation

     Except as shown in Schedule 4.8 attached hereto:
                        ------------

     (a) csd is not involved, whether as defendant or as plaintiff, in any material litigation or material arbitration proceedings, nor, to the best of Sellers' knowledge, are any claims, actions or proceedings threatened.

PURCHASE AGREEMENT                                                   PAGE 14

     (b) csd has not been permanently or temporarily enjoined by any order, judgment or decree of any governmental authority from engaging in or continuing any practice in connection with the business, assets or properties of csd. There is not in existence on the date hereof any such order, judgment or decree.

4.9  Taxes

     csd has:

     (a) filed all tax returns and other returns to be filed according to applicable law when due, and all such returns are complete and correct in all respects;

     (b) paid all taxes and duties due and no tax lien has been filed and no lien is being asserted with respect to any taxes or duties; and

     (c) withheld and passed on to the relevant tax authorities and social security parties all taxes and social security charges which it is required to deduct from any payments to employees or others.

4.10 Interim business developments

     Except as provided in Schedule 4.10 attached hereto, since the date of the
                           -------------
     Current Balance Sheet:

     (a) csd has not entered into any contract or commitment or taken any other action that is not in the ordinary course of business as conducted in prior periods;

     (b) there has not been any damage, accident or other detrimental event materially affecting the business of csd or the consummation of the transactions contemplated hereby;

     (c) neither csd nor the Sellers have knowledge of any existing or threatened damage, accident or other detrimental event materially affecting the business of csd or the consummation of the transactions contemplated hereby;

     (d) there has been no change in the capital structure of csd;

PURCHASE AGREEMENT                                                   PAGE 15

     (e) there has been no resolution to pay dividends to the Sellers and no payment to the Sellers of a dividend or any other distribution (except arms length interest payment) by csd to the Sellers.

4.10.6 there has been no increase in the compensation of any employee and no lump sum payments have been made to any employee.

4.11 Insurance

     (a)  Schedule 4.11 attached hereto sets forth a true, correct and complete
          -------------
          list of all fire, theft, casualty, general liability, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by csd and of all life insurance policies maintained on the lives of any of its employees, specifying the type of coverage, the amount of coverage, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies"). True, correct and complete copies of all Insurance Policies have been previously delivered to the Acquirer by the Sellers or csd. The Insurance Policies are in full force and effect and are, to the best of Seller's knowledge, in amounts and of a nature which are adequate and customary for csd's business. All premiums due on the Insurance Policies or renewals thereof have been paid, and there are no defaults (including with respect to the payment of premiums or the giving of notices) by csd under the Insurance Policies nor any default by any other party to the Insurance Policies that is known by the Sellers, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any Insurance Policy. csd has not received any notice from the insurer denying coverage or reserving rights with respect to a particular claim currently pending or any Insurance Policy in general. Since January 1, 1993, csd has not incurred any loss, damage, expense or liability that has had or would reasonably be expected to have a material adverse effect on csd's condition, property, assets or business, taken as a whole and that was or would be covered by any Insurance Policy for which csd has not properly asserted a claim under any Insurance Policy. There are no outstanding recommendations by any issuer of an Insurance Policy or by any board of insurer underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, csd.

     4.12 Intangible Property

PURCHASE AGREEMENT                                                   PAGE 16


          (a)  Schedule 4.12.1 attached hereto sets forth a true, correct and
               ---------------
               complete list and, where appropriate, a description of all material items of intangible property (other than Programs, which are specifically referenced in Sec. 4.12.3 below) owned by csd (the "Owned Intangible Property") or used in the business of, csd but not owned by them (the "Licensed Intangible Property", and, together with the Owned Intangible Property, the "Intangible Property"), including, without limitation, all patents, copyrights, trademarks and material trade secrets. Except as otherwise disclosed in Schedule 4.12.1: (i) except for the
                                      ---------------
               provisions of the German Statute of Employees' Inventions, as far as applicable, csd is the sole and exclusive owner of all right, title and interest in and to the Owned Intangible Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims; (ii) csd has, to the best of Sellers' knowledge, the right and authority to use the Intangible Property in connection with the conduct of its business in the manner presently conducted or conducted by csd at any time within five years prior to the date hereof, and to the best knowledge of the Sellers, such use does not conflict with, infringe upon or violate any rights of any other person, corporation or entity; (iii) neither csd nor any of the Sellers has received notice of a pleading or threatened claim, interference action or other judicial or adversarial proceeding against csd alleging that csd's operations, activities, products, services or publications infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others; and (iv) there are no outstanding disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 4.12.1
                                                               ---------------
               or with respect to infringement by a third party of any of the Intangible Property. Each item of Intangible Property owned or used by csd immediately prior to the Closing Date will be owned or available for use by the Acquirer on identical terms and conditions immediately subsequent to the Closing Date.

          (b) All employees and other persons currently employed or retained by csd who have participated in the development of the Intangible Property or the Programs or who have had access to the source code of any Intangible Property or Program have executed and delivered to csd the form of Non-Disclosure Agreement attached hereto as Schedule 4.12.2.
                         ---------------

PURCHASE AGREEMENT                                                   PAGE 17

          (c)  Schedule 4.12.3 attached hereto accurately identifies all
               ---------------
               computer programs, currently owned, licensed from third parties or currently under development by csd, excluding "off the shelf", mass marketed software programs licensed by the Company from commercial vendors (collectively, the "Programs"). Except as disclosed in Schedule 4.12.3, all present and prior versions of
                            ---------------
               the Programs constitute original works-for-hire compiled or prepared by employees of or consultants to csd. All such versions of the Programs are proprietary to csd; all right, title and interest in and with respect to such versions are vested solely in csd (other than Urheberpersoenlischkeitsrechte which cannot be waived or assigned), and no royalties or other payments are payable with respect to the Programs or any portion thereof except under agreements listed on Schedule 4.6 hereto; and csd
                                                 ------------
               has all documentation reasonably necessary to enforce their proprietary rights in such Programs. To the best of Sellers' knowledge, none of the Programs contain any so-called "virus" which restricts or impairs the proper operation of the Program or any computer software or hardware (including any peripheral) on which or with which any Program operates or is intended to operate, or which, other than as decided by the user, propagates itself. csd has taken all reasonable steps to protect the source code of the Programs as proprietary trade secrets. csd has disclosed its proprietary trade secrets only to consultants, legal and accounting advisors, investors, distributors, customers and employees of csd and only after such persons (excluding advisors who are otherwise bound by law to do so) have executed agreements not to disclose such proprietary trade secrets sufficient to maintain the proprietary nature of such trade secrets under law. Except for deviations stated in the Release Notes to the programs, the Programs perform in accordance with csd's user manuals therefor in all material respects.

4.13 Absence of Undisclosed Liabilities

     Except as and to the extent (i) reflected and reserved against in the Current Balance Sheet, (ii) set forth on Schedule 4.13 attached hereto, or
                                              -------------
     (iii) incurred in the ordinary course of business after the date of the Current Balance Sheet and not material in amount (either individually or in the aggregate), the Company has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of csd taken as a whole. For purposes of this Subsection, "material" means any amount in excess of U.S. $15,000.

PURCHASE AGREEMENT                                                   PAGE 18

4.14 Real Property

     The Company does not own any real property.

4.15 Inventory

     The Current Balance Sheet reflects, net of applicable reserves, the inventory of csd as of the date thereof. The inventory consists of items of a quality and quantity which are usable and saleable without non-ordinary course discount in the business conducted by csd. The value of all items of obsolete materials and of materials of below standard quality have been written down to realizable market value and the values at which such inventory is carried reflect the normal inventory valuation policy of csd as consistently applied with csd's past practice and in accordance with German GAAP. csd's Current Balance Sheet fairly presents the value of csd's inventory as of the date thereof and, other than transactions in the ordinary course of business, there has been no change in csd's inventory that would have a material adverse effect on csd's business, taken as a whole, since the date of the Current Balance Sheet. For purposes of this Section, "material" means any amount in excess of U.S. $15,000.

4.16 Warranty and product liability claims

     (a) Each Program and other product manufactured, sold, leased, licensed or delivered by csd (collectively, "Product") has been manufactured, sold, leased, licensed or delivered in material conformity with all applicable contractual commitments and all express and implied warranties, and csd has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against csd giving rise to any such liability) for replacement or repair thereof or other damage in connection therewith, subject only to the reserve for product warranty claims set forth on the Current Balance Sheet. No Product is subject to any guaranty, warranty or other indemnity materially different from the standard terms and conditions set forth in the model form of license agreement attached as Schedule 4.16.1 hereto. Schedule 4.16.1
                                        ---------------         ---------------
          hereto includes copies of the current standard terms and conditions of the license agreements used by csd (containing applicable guaranty, warranty and indemnity provisions).

     (b) There are no claims for returns or trial use arrangements which could result in the return of Products by reason of any alleged overshipment, defective equipment, the expiration of trial use arrangements or otherwise. There

PURCHASE AGREEMENT                                                   PAGE 19

          are no Products in the hands of customers under any understanding that such Product would be returnable other than pursuant to the standard return policy set forth in the model written license attached as
          Schedule 4.16.2 hereto. Neither the execution and delivery of this
          ---------------
          Agreement nor the consummation of the transactions contemplated hereby will result in any cancellations or withdrawals of accepted or unfilled orders for the sale, license, lease or other transfer of any Product.

     (c)  Schedule 4.16.3 attached hereto contains a true, correct and complete
          ---------------
          list of all material warranty and product liability claims made against csd from January 1, 1994 through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims. All information relative to such claims and those arising thereafter shall be available to the Acquirer from and after the date hereof.

4.17 Customers

     Schedule 4.17 attached hereto sets forth a true, correct and complete list
     -------------
     of the names and addresses of all customers of csd which accounted for more than 5% of csd's total sales in the twelve months ended December 31, 1996.

4.18 Suppliers

     Schedule 4.18 attached hereto sets forth a true, correct and complete list
     -------------
     of the names and addresses of the ten suppliers of csd which accounted for the largest dollar volume of purchases by the Company in the twelve months ended December 31, 1996. None of the suppliers has notified csd in writing that it intends to discontinue its relationship with csd.

4.19 Indebtedness to and from Officers and Directors

     csd is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of csd or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Financial Statements, and no such officer, director, shareholder or affiliate is indebted to csd, except for advances made to employees of csd in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

PURCHASE AGREEMENT                                                   PAGE 20

4.20 Third-Party Consents

     Schedule 4.20 attached hereto sets forth all material third-party consents
     -------------
     needed by the Sellers and csd to consummate the transaction contemplated hereby.

4.21 Brokers' Fees

     Except for fees payable to The Updata Group by the Acquirer, neither csd nor any of Sellers has any liability or obligation to pay any fees or commissions to any brokers, finder or agent with respect to the transactions contemplated herein.

4.22 Section 419 of German Civil Code

     The shares sold by each Seller do not constitute all or essentially all of the assets of such seller in the sense of Section 419 of the German Civil Code.

4.23 Tax Status of Shares


     Since January 28, 1987 or the date of the incorporation of csd, whichever is later, the shares sold hereunder were held by individuals who were resident in Germany and subject to unlimited German taxation.


5.   GENERAL PROVISIONS CONCERNING REPRESENTATIONS AND WARRANTIES

5.1 To the extent that representations and warranties refer to the best of Seller's knowledge, the knowledge of a manager (Geschaftsfuhrer) of csd shall be deemed to constitute knowledge of the Sellers. "Knowledge" shall mean knowledge after reasonable investigation of the applicable matter.

6.   INDEMNIFICATION

6.1 The Sellers, jointly and severally, hereby indemnify and hold harmless the Acquirer and csd from and against all material claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal,

PURCHASE AGREEMENT                                                   PAGE 21

     accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") in connection with any breach or non-performance by the Sellers of any representation, warranty, covenant or condition contained in this Agreement and any certificates, exhibits, schedules or documents delivered hereunder. The indemnity under this Subsec. 6.1 extends only to the net amount of any Loss sustained by the Acquirer after deducting therefrom any amount which the Acquirer or any of its subsidiaries recovers as proceeds of insurance in respect of such Loss, net of any cost of collection, deductible, retroactive premium adjustment, reimbursement obligation, or other cost directly related to the insurance claim for such Loss and net of any tax payable in respect of such recovery; provided that the Acquirer is not required under this Section to make a claim under or seek recovery from any insurance policy or policies it may maintain.

6.2 The Acquirer hereby indemnifies and holds harmless the Sellers and the Company from and against all material Losses in connection with any breach or non-performance by the Acquirer of any representation, warranty, covenant or condition contained in this Agreement and any certificates, exhibits, schedules or documents delivered hereunder.

6.3 Whenever any claim shall arise for indemnification under this Sec. 6, the Acquirer, the Sellers or csd, as the case may be (the party seeking such indemnification being the "Indemnified Party"), shall promptly notify the other party or parties hereto (such party or parties, the "Indemnifying Party") in writing (the "Indemnification Notice") of the claim, which writing shall include the facts constituting the basis for such claim, the specific section of this Agreement upon which the claim is based and an estimate, if possible, of the amount of damages suffered by the Indemnified Party. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party (a "Third Party Claim"), the Indemnification Notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom and shall attach all correspondence and demands from such third party. In the event that any claim for indemnification involves a matter other than a Third Party Claim, the Indemnifying Party shall have thirty (30) days from receipt of the Indemnification Notice to object to such claim by delivery of a written notice of such objection to the Indemnified Party specifying in reasonable detail the basis for such objection. If an objection is timely interposed by the Indemnifying Party and the dispute is not resolved within twenty (20) business days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnified Party receives such objection, such dispute shall be resolved by arbitration in accordance with the provisions of Sec. 12 hereof. The Indemnified Party shall not settle or compromise any Third-Party Claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided,
                                                                  --------
     however, that if suit shall have been instituted against the Indemnified
     -------
     Party and the

PURCHASE AGREEMENT                                                   PAGE 22

     Indemnifying Party shall not have assumed the defense of such suit within ten (10) days after notification thereof, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party, so long as such settlement includes a release of the Indemnifying Party from the Third Party Claim.

     (a) In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any Third Party Claim, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice given to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim, subject to the limitations contained in this Sec. 6. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and, at the sole cost and expense of the Indemnifying Party, shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within ten (10) days after the date such claim is made: (i) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (ii) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such Third Party Claim in a reasonably prudent manner.

     (b) The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third- Party Claim, including making available records relating to such claim and furnishing employees of the Indemnified Party as may be reasonably necessary for the preparation

PURCHASE AGREEMENT                                                   PAGE 23

          of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to a Third Party Claim.

6.4 The Sellers agree that upon a final determination of an indemnification claim made by the Acquirer, whereby such final determination is by reason of (i) a failure of the Indemnifying Party to timely object to an Indemnification Notice, (ii) the mutual agreement of the Indemnifying Party and the Indemnified Party, or (iii) a final arbitration award pursuant to Sec. 12 hereof, then the amount of the Losses stated in such claim or otherwise agreed to or awarded, as the case may be, shall be paid solely, except as provided below, from the Escrow Account as provided in the Escrow Agreement and the Acquirer shall not have any recourse against any Stockholder's assets or properties, except for recovery from the Escrow Account. Each of the Sellers acknowledges that certain of the Sellers have no interest in the Escrowed Shares ("Non-Escrow Sellers") and that such Non-Escrow Sellers are therefore not liable for any indemnification claim satisfied solely by Escrowed Shares. Each of the Sellers hereby agrees that any claim arising by reason of the foregoing circumstances shall be limited solely to a claim of contribution against the Non-Escrow Sellers. Notwithstanding the foregoing, to the extent that any amounts are to be paid for Losses arising out of a breach of the representations or warranties set forth in Secs. 4.2, 4.9 and 4.12 (with respect to third-party claims thereunder only) and Subsec. 4.7.2 herein and the value of the Escrowed Shares in the Escrow Account is insufficient to pay such claim(s) in full (when valued in accordance with Sec. 4 of the Escrow Agreement), then, in addition to the payment to the Acquirer from the Escrow Account, the Indemnifying Party shall pay the amount of such deficiency to the Acquirer in cash or by cashier's check. All indemnification payments to an Indemnified Party hereunder if the Indemnified Party is other than the Acquirer shall be effected by payment of cash or delivery of a cashier's check to the Indemnified Party in the amount of the indemnification liability. In the event an indemnification claim with respect to Section
     4.3.2 is actually paid and thereafter but prior to July 29, 1998, the Account Receivable which gave rise to such claim is paid, the Acquirer will remit such payment to Ropes & Gray as agent for the Sellers.

6.5 Notwithstanding anything to the contrary in this Sec. 6 or elsewhere in this Agreement, (i) the Acquirer's exclusive remedy under or in connection with this Agreement shall be indemnification in accordance with this Sec. 6 and (ii) the maximum liability of the Sellers to the Acquirer for all Losses, other than Losses arising out of a breach of the representations or warranties set forth in Secs. 4.2, 4.9 and 4.12 (with respect to third-party claims thereunder only) and Subsec. 4.7.2, shall be equal to the value of the Escrowed Shares (when valued in accordance with Sec. 4 of the Escrow Agreement) and all such Losses must be satisfied from the Escrow Account. To the extent that Losses relate to claims for fraud or breach of the representations or warranties set forth in Secs. 4.2, 4.9 and 4.12 (with respect to

PURCHASE AGREEMENT                                                   PAGE 24

     third-party claims thereunder only) and Subsec. 4.7.2, the maximum liability of the Sellers and the Company to the Acquirer for all such claims shall be equal to seventy-five percent (75%) of the Purchase Price, and all such claims must be satisfied first from the Escrow Account and then, to the extent that the value of the Escrowed Shares is insufficient, by payment pursuant to Sec. 6.4.

6.6 The Indemnified Party shall not be entitled to receive, and the Indemnifying Party shall not be obligated to pay, any amounts under this Sec. 6 unless and until the aggregate amount of all Losses by an Indemnified Party under this Sec. 6 exceeds U.S. $100,000 (the "Basket"); provided that the Basket shall not apply to Losses arising by a breach of
     Section 4.2. The parties hereto agree that once the aggregate amount of Losses by any Indemnified Party exceeds the Basket, the Indemnified Party shall be entitled to indemnity for the amount of all claims made by the Indemnified Party only to the extent they exceed the Basket.

6.7 Unless otherwise provided herein, all of the representations and warranties contained in this Agreement shall survive until July 28, 1998 (the "Survival Date"), except for claims, if any, (a) asserted in writing prior to such Survival Date and identified as a claim for indemnification pursuant to this Sec. 6, or (b) which are based upon fraud, or which are based upon a breach of the representations or warranties set forth in Secs. 4.2, 4.9 and 4.12 (with respect to third-party claims thereunder only) and Subsec. 4.7.2 which shall survive until the statute of limitations applied in each case to the subject matter of the applicable representation of warranty (i.e. for taxes, the statute of limitation on taxes).

6.8 The consideration paid by the Acquirer to the Sellers to acquire the Shares and the other terms of this Agreement have been established by the parties hereto based on the allocation of risk and rights of recovery hereunder. The Acquirer has had an opportunity to do due diligence and, accordingly, has agreed to limit its right to recourse as set forth in this Sec. 6. The Acquirer, the Sellers, csd and the affiliates of each shall have no claim or cause of action, whether in contract, tort, under statute or otherwise, for damages arising out of, or relating to, this Agreement, or any certificates, exhibits, schedules or documents delivered hereunder, or any of the transactions contemplated including, without limitation, claims for damages, proportionate reduction of the purchase price (Minderung) or rescission (Rucktritt, Wandlung, Ruckgangigmachung des Vertrages) and any and all claims of Acquirer which might otherwise be available under German law on the grounds of representations or warranties implied by fact or law for violation of obligations in negotiations (culpa in contrahendo) or on any other basis apart from the right to indemnification pursuant to this Sec. 6.

PURCHASE AGREEMENT                                                   PAGE 25

7.   REPRESENTATIONS AND WARRANTIES OF ACQUIRER

     Acquirer represents and warranties to Sellers that the following representations and warranties are correct:

7.1  Corporate Status

     The Acquirer is a corporation duly organized and validly existing under the laws of Germany, with full corporate authority to enter into this Agreement to complete the transactions and to fulfill the obligations contemplated herein. All corporate action required to authorize this Agreement for the Acquirer has been duly taken.

7.2  Validity of the Agreement

This agreement is legally valid and binding on the Acquirer.

7.3  Governmental Consents

     For the execution and performance of this Agreement, the Acquirer does not, unless expressly as set forth on Schedule 7.3 attached hereto, require any
                                      ------------
     governmental or administrative consent or permission.

7.4  Third-Party Consents

     Schedule 7.4 attached hereto sets forth all material third-party consents
     ------------
     needed by the Acquirer to consummate the transactions contemplated herein.

7.5  SEC Filings by the Acquirer's U.S. Parent

     ON Technology Corporation, a Delaware corporation ("ON USA") has, in accordance with the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, prepared and filed with the SEC such information, documents and reports as the SEC may require or prescribe under Sec. 13 of the Securities and Exchange Act of 1934, as amended. Neither this Agreement and the exhibits and schedules hereto, taken as a whole, nor any of the information, documents

PURCHASE AGREEMENT                                                   PAGE 26

     or reports filed by ON with the SEC, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in the context in which they were made no misleading. Neither the Acquirer nor ON knows of any information or fact which has or would have a material adverse effect on the financial condition, business or prospects of ON which has not been disclosed to Sellers in writing; provided that no representation or warranty is made as to future financial performance or the impact of the transactions contemplated by this Agreement on the business of ON.

7.6 Except for fees payable to The Updata Group, the Acquirer does not have any liability or obligation to pay any fees or commissions to any brokers, finder or agent with respect to the transactions contemplated herein.

8.   COMPLETE PERFORMANCE, PERIOD AFTER CLOSING

8.1 Sellers undertake to execute any documents which may after the Closing Date, or if later, the day on which all conditions with regard to the valid assignment of the Shares as referred to in Sec. 3 are met, still be necessary in order to vest in the Acquirer full title to the Shares and to assist the Acquirer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

8.2 The Acquirer shall see to it that csd will grant to Sellers also in the future the right to inspect, and take copies of, books and records of csd, to the extent that Sellers request such access and right to make copies for tax reasons, for reasons of defense of claims or for any other legitimate reason connected with this Agreement or with Sellers' present ownership of csd.

8.3 It is the Acquirer's intention to grant options to purchase ON Shares to substantially all csd employees consistent with ON's current stock incentive policies for employees in corporate positions at ON.

8.4 The Acquirer acknowledges that Messrs. von Ruxleben, Heiter and Moller are guarantors of a line of credit of DM 2,000,000 made to csd by Bayerische Hypotheken und Wechselbank Munchen ("Hypobank"). The Acquirer agrees to use all reasonable efforts to obtain, as soon as practicable, the release of all of such guaranties and further agrees to indemnify and hold harmless each of Messrs. von Ruxleben, Heiter and Moller from and against any and all claims and liabilities arising by reason of such guaranties.

PURCHASE AGREEMENT                                                   PAGE 27

9.   BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS

     The Sellers, csd and the Acquirer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

10.  FULFILLED CONDITIONS TO OBLIGATIONS OF THE ACQUIRER

     The obligations of the Acquirer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which is hereby acknowledged to have been satisfied or waived.

10.1 Corporate Proceedings.

     All corporate and other proceedings required to be taken on the part of csd to authorize or carry out this Agreement and the transactions contemplated hereby have been taken.

10.2 Governmental Approvals.

     All governmental agencies, department, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Sellers, csd or the Acquirer of the transactions contemplated by this Agreement and the operation of the business of csd by the Acquirer have consented to, authorized, permitted or approved such transactions.

10.3 Consent of Third Parties.

     The Sellers and csd have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Sellers and csd to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on Schedule 4.20 attached hereto.
              -------------

10.4 Adverse Proceedings.

PURCHASE AGREEMENT                                                   PAGE 28

     No action or proceeding by or before any court or other governmental body have been instituted or, to the best knowledge of the Sellers, threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Acquirer to own the Shares or to own or operate the business of csd after the Closing.

10.5 Employment Agreements.

     csd has executed an employment agreement with each of Mr. Heiter, Mr. von Ruxleben and Mr. Moller, copies of which are attached as Exhibits K-1, K-2
                                                              -----------------
     and K-3, respectively (collectively, the "Employment Agreements").
     -------

10.6 Registration Rights Agreement.

     ON has executed a registration rights agreement with the Sellers, a copy of which is attached as Exhibit L (the "Registration Rights Agreement").
                          ---------

10.7 Material Adverse Effect.

     There has been no material adverse change in the business, operations, customers, conditions (financial or otherwise) or prospects of csd since the date of the Current Balance Sheet.

PURCHASE AGREEMENT                                                   PAGE 29

10.8 Closing Deliveries.

     The Acquirer has received at or prior to the Closing such documents, instruments or certificates as the Acquirer may reasonably request including, without limitation:

     (i)  an approval by csd of the transfer of the Shares; and

     (ii) a fully executed Escrow Agreement.

11.  FULFILLED CONDITIONS TO OBLIGATIONS OF THE SELLERS

     The obligations of the Sellers under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which is hereby acknowledged to have been satisfied or waived.

11.1 Corporate Proceedings.

     All corporate and other proceedings required to be taken on the part of the Acquirer to authorize or carry out this Agreement and the transactions contemplated hereby have been taken.

11.2 Governmental Approvals.

     All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Acquirer of the transactions contemplated by this Agreement have consented to, authorized, permitted or approved such transactions including, without limitation, the approvals set forth in Schedule 7.3 hereof.
                                            ------------

11.3 Consents of Third Parties.

     The Acquirer has received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Acquirer to consummate the transactions contemplated by this Agreement including, without limitation, the consents set forth on Schedule 7.4 hereof.
                  ------------

PURCHASE AGREEMENT                                                   PAGE 30

11.4 Employment Agreements.

     csd has executed the Employment Agreements with each of Mr. Heiter, Mr. von Ruxleben and Mr. Moller.

11.5 Registration Rights Agreement.

     ON has executed the Registration Rights Agreement with the Sellers.

11.6 Closing Deliveries.

     The Sellers have received at or prior to the Closing such documents, instruments or certificates as the Sellers may reasonably request including, without limitation, a fully executed Escrow Agreement.

12.  DISPUTE RESOLUTION

12.1 General

     In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, the parties hereto shall resolve such dispute solely by agreement or arbitration in accordance with the procedures set forth in this Sec. 12.

12.2 Consent of the Parties

     In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with this Sec. 12.

PURCHASE AGREEMENT                                                   PAGE 31

12.3 Arbitration

     (i) Either the Acquirer or the Sellers (acting upon the consent of the Seller holding a majority of the Shares who shall have the authority to bind all the Sellers) may submit any matter referred to in Sec.
          12.1 hereof to arbitration by notifying the other parties hereto, in writing, of such dispute. Within 10 days after receipt of such notice, the Acquirer and the Seller shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the President of the IHK for Munich and Upper Bavaria. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

     (ii) Within 15 days after the designation of the arbitrator, the arbitrator, the Acquirer and the Sellers shall meet, at which time the Acquirer and the Sellers shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

   (iii) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Acquirer and the Sellers. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the International Chamber of Commerce; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence. The hearings shall be conducted in English.

     (iv) The arbitrator shall use his best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

     (v) The arbitrator may, in his or her discretion, award attorneys' fees and expenses in connection with the arbitration determination, but may not award punitive damages.

     (vi) Any arbitration pursuant to this Sec. 12 shall be conducted in Munich, Germany. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and

PURCHASE AGREEMENT                                                   PAGE 32

     commit themselves to the jurisdiction of the courts of Germany for purposes of the enforcement of any arbitration award.

13.  CONFIDENTIALITY

13.1 All information not previously disclosed to the public or generally known to the persons engaged in the respective businesses of Acquirer or csd which shall have been furnished by Acquirer, csd or Sellers to any other party in connection with the transactions contemplated hereby shall not be disclosed to any other person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein.

13.2 Except as otherwise required by law, the parties agree that any and all general public pronouncements or other general public communications concerning this Agreement and the purchase and sale of the Shares by the Acquirer, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of Mr. Heiter, Mr. von Ruxleben and the Acquirer; provided, however, that the Acquirer's U.S. Parent, may, without
               --------  -------
     the agreement of Mr. Heiter or Mr. von Ruxleben, make any such disclosures that it is required to make as a result of its status as a reporting company under the Securities Exchange Act of 1934, as amended, or as a listed company on the Nasdaq National Market, Inc.

14.  NON-COMPETITION

14.1 In consideration of the Purchase Price and the other benefits afforded by this Agreement, each of Mr. Heiter, Mrs. Heiter, Mr. von Ruxleben, Mrs. von Ruxleben and Mr. Moller (each, a "Covered Seller") hereby agrees that until the third anniversary of the date hereof (the "Prohibition Period"), the Covered Seller will not, without the Acquirer's or csd's prior written approval, directly or indirectly:

     (a) recruit, solicit or knowingly induce, or attempt to induce, any employee or consultant of csd to terminate his employment or consulting relationship with, or otherwise cease his relationship with, csd;

     (b) solicit, divert or take away, or attempt to do so, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of csd (defined, for purposes hereof, as any individual or entity whose business is solicited by csd, proposed to be solicited by csd, or who approaches csd, with respect to possibly becoming a client, customer, or account); or

PURCHASE AGREEMENT                                                   PAGE 33

     (c) directly or indirectly engage (with or without compensation) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly-held company), in any business activity within Europe or the United States that involves or relates to the network application management market, or any other area of business in which csd is involved.

14.2 Each Covered Seller shall keep csd informed during the Restriction Period of the nature and extent of all his earnings from all employers, including bonuses, gratuities and annual payments, whether or not granted under a legal claim, other variable receipts, etc., and including any payments made after the expiry of the restriction period, but that were earned during the same.

14.3 Each Covered Seller shall be liable to pay csd liquidated damages of DM 30,000 for any isolated breach of the restrictions set forth in this Sec. or, if such a breach is continuing, such amount at the beginning of each month that the breach has continued.

14.4 If any restriction set forth in this Sec. 14 is found by any court of competent jurisdiction to be unenforceable because it covers too long a period of time, too great a range of activities, or too broad a geographic area, it shall be narrowed to cover the maximum period of time, range of activities or geographic areas that may be enforceable.

14.5 Each Covered Seller acknowledges that the restrictions contained in this Sec. 14 are necessary for the protection of the business and goodwill of csd and are considered by csd to be reasonable for this purpose. Each Covered Seller agrees that any breach of this Sec. 14 will cause csd substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, csd will have the right to seek specific performance and injunctive relief.


15.  MISCELLANEOUS

15.1 The notary's fees accruing from this Agreement, as well as the fees and expenses charged by an governmental authorities (including antitrust bodies) in connection with this Agreement shall be borne by Acquirer. Apart therefrom each party shall bear its own cost and the fees and costs of its own advisors, including without limitation, consultants, investment brokers and other financial advisers, counsel and accountants.

PURCHASE AGREEMENT                                                   PAGE 34

15.2 All parties mutually consent to the sale and the transfer of all shares in csd to the Acquirer, even if the assigning Seller is lacking title to the sold shares.

15.3 This Agreement constitutes the complete and entire agreement between the Sellers on the one hand and the Acquirer on the other hand, regarding the transactions contemplated herein, and supersedes all previous agreements, whether written or oral. Changes and amendments to, and interpretations of, this Agreement as well as notices and declarations to be given or other communications to be made pursuant to this Agreement shall be valid only if made in writing unless a notarial deed is legally required. This shall also apply to any changes to this Subsec. 15.3.

15.4 If a provision of this Agreement is or becomes invalid or unenforceable the validity and enforceability of the other provisions hereof shall not be affected thereby. The invalid or unenforceable provision shall be replaced by a legally valid and enforceable arrangement which corresponds as closely as possible to the intentions of the parties.

15.5 The Schedules (but not the Exhibits) to this Agreement form an integral part hereof. Statements in one provision of, or Schedule to, this Agreement shall be deemed to have been made also for the purposes of all other provisions of and Schedules to this Agreement.

15.6 Every notice under or in connection with this Agreement shall be given in writing and must be delivered personally or sent by registered mail, return receipt requested or by telecopier to the recipient at the following addresses (or to such address as may be notified by like notice):


     If to Sellers:      to the respective addresses
                         of each of the Sellers set
                         forth on Schedule 15.6
                                  -------------

     with a copy to:    Dr. Uwe H. Steininger
                         Dissman & Partners
                         Kardinal-Fauchaber-Str. 14A
                         D-80333 Munchen
                         Germany

     with a copy to:    David Walek, Esq.
                         Ropes & Gray
                         One International Place
                         Boston, MA  02110

PURCHASE AGREEMENT                                                   PAGE 35

     If to Acquirer:     c/o ON Technology Corporation
                         One Cambridge Center
                         Cambridge, MA   02142
                         Attention:  Christopher A. Risley

     with a copy to:    Gabor Garai, Esq.
                         Epstein Becker & Green, P.C.
                         75 State Street
                         Boston, MA   02109


15.7 Any assignment of rights and obligations under this Agreement requires consent of all Parties.

15.8 This Agreement shall be governed by the laws of the Federal Republic of Germany.

15.9   The place of jurisdiction shall be Munich.

15.10  Certified copies of this deed shall be sent to
       -    all parties of this Agreement
       -    csd as notification according to sec. 16 GmbHG
       -    the tax authority in charge
       -    Dissmann & Partner, Kardinal-Faulhaber-Str. 14A, 80333 Munchen,
       -    Oppenhoff & Radler, Prinzregentenpl. 10,81675, Munchen,
       -    Ropes & Gray, One International Place, Boston, MA 02110,
       -    Epstein Becker & Green, P.C., 75 State Street, Boston, MA 02109.

15.11 ON Technology Corporation hereby consents to the Acquirer entering into this Agreement and hereby guarantees full and timely payment and performance of the obligations of the Acquirer set forth in Sections 6.2 and 6.3 of this Agreement and consents to Section 12 of this Agreement.

Nach Uberzeugung des beurkundenden Notars und nach Bestatigung aller unterzeichneten Urkundsbeteiligten sind diese der englischen Sprache hinreichend kundig. Die Zuziehung eines Dolmetschers ist deshalb nicht erforderlich.

Read by the Notary, with all Exhibits, (the Exhibits K1-K3 are attached only for the purpose of proof) and Schedules (regarding Schedule 4.3.1 Anlage I und II only), approved by the persons appearing and signed by them and the Notary as follows:

                         WILMA 96 VERMOGENSVERWALTUNGS GMBH

PURCHASE AGREEMENT                                                   PAGE 36


                         By: /s/ Christopher M. Huggett
                            __________________________________________
                             Christopher M. Huggett, Managing Director

                         /s/ Eugen Heiter
                         _____________________________________________
                         Eugen Heiter

                         /s/Iska Heiter
                         _____________________________________________
                         Iska Heiter

                         /s/ Hans-Till Freiherr von Ruxleben
                         _____________________________________________
                         Hans-Till Freiherr von Ruxleben

                         /s/ Liliane Freifrau von Ruxleben
                         _____________________________________________
                         Liliane Freifrau von Ruxleben

                         /s/ Harald Moller
                         _____________________________________________
                         Harald Moller

                         /s/ Reinhold Weber
                         _____________________________________________
                         Reinhold Weber

                         /s/ Jochen Tschunke
                         _____________________________________________
                         Prof. Jochen Tschunke


     ON Technology Corporation hereby consents to the Acquirer entering into this Agreement and hereby guarantees full and timely payment and performance of the obligations of the Acquirer set forth in Sections 6.2 and 6.3 of this Agreement.

                         ON Technology Corporation


                         By: /s/ Christopher M. Huggett
                            ________________________________________
                             Christopher M. Huggett, Attorney in Fact